UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2009

NAVISTAR FINANCIAL CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-04146	36-2472404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road

Schaumburg, Illinois 60173

(Address of Principal Executive Offices, including Zip Code)

(630) 753-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2009, Navistar Financial Corporation (“NFC”) entered into Treasurer’s Agreement Number 1, dated January 30, 2009, between NFC and Navistar, Inc. (“Navistar”).

On July 31, 2009, NFC entered into Treasurer’s Agreement Number 2, dated July 31, 2009, between NFC and Navistar.

On July 31, 2009, NFC entered into Amendment No. 2 to Receivables Sale Agreement, dated July 31, 2009, between Truck Retail Accounts Corporation (“TRAC”) and NFC.

On July 31, 2009, NFC entered into Amendment No. 10 to Receivables Purchase Agreement, dated July 31, 2009, among TRAC, NFC, JS Siloed Trust and JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Treasurer’s Agreement Number 1, dated January 30, 2009, between Navistar Financial Corporation and Navistar, Inc.

Exhibit 10.2	Treasurer’s Agreement Number 2, dated July 31, 2009, between Navistar Financial Corporation and Navistar, Inc.

Exhibit 10.3	Amendment No. 2 to Receivables Sale Agreement, dated July 31, 2009, between Truck Retail Accounts Corporation and Navistar Financial Corporation.

Exhibit 10.4	Amendment No. 10 to Receivables Purchase Agreement, dated July 31, 2009, among Truck Retail Accounts Corporation, Navistar Financial Corporation, JS Siloed Trust and JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION

/s/ William V. McMenamin
By:	William V. McMenamin
Its:	Vice President, Chief Financial Officer and Treasurer

Date: August 6, 2009

INDEX OF EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Treasurer’s Agreement Number 1, dated January 30, 2009, between Navistar Financial Corporation and Navistar, Inc.

Exhibit 10.2	Treasurer’s Agreement Number 2, dated July 31, 2009, between Navistar Financial Corporation and Navistar, Inc.

Exhibit 10.3	Amendment No. 2 to Receivables Sale Agreement, dated July 31, 2009, between Truck Retail Accounts Corporation and Navistar Financial Corporation.

Exhibit 10.4	Amendment No. 10 to Receivables Purchase Agreement, dated July 31, 2009, among Truck Retail Accounts Corporation, Navistar Financial Corporation, JS Siloed Trust and JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A.